UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

FRESHWORKS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40806	33-1218825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 S. Delaware Street, Suite 201

San Mateo, CA 94403

(Address of Principal Executive Offices)

(650) 513-0514

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FRSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 13, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Freshworks Inc. (the “Company”) and the Board (with respect to changes to Mr. Mathrubootham’s compensation) approved increases to the annual base salary and performance-based bonus targets for certain of the Company’s executive officers, effective as of April 1, 2022, and the grant of additional restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan to certain of the Company’s executive officers.

Each of the RSU awards will be granted effective as of May 1, 2022, which is the Company’s next established grant date applicable to all employees. The RSUs will vest in accordance with two schedules: (i) a portion will vest in equal quarterly installments over four years following May 1, 2022, subject to the recipient’s continued service as of each such date (the “Annual Award”); and (ii) another portion will vest in equal annual installments over four years following May 1, 2022, subject to the recipient’s continued service as of each such date (the “Long-Term Retention Award”). The RSU grants were approved based on a total grant date value amount and the actual number of RSUs that will be granted will be determined by using that value and dividing by the applicable closing price of the Company’s common stock on the grant date, rounded down to the nearest whole share.

The annual base salary and performance-based bonus target for Rathna Girish Mathrubootham, the Company’s Chief Executive Officer and Chairman, were each increased to $500,000. Mr. Mathrubootham was not granted additional RSUs.

The annual base salary for Tyler Sloat, the Company’s Chief Financial Officer, was increased from $415,000 to $420,000 and Mr. Sloat’s performance-based bonus target was increased to $280,000. Mr. Sloat was also granted an Annual Award of $4,000,000 and a Long-Term Retention Award of $1,000,000, each of which will vest as described above.

The annual base salary for Stacey Epstein, the Company’s Chief Marketing Officer, remained unchanged at $380,000 and Ms. Epstein’s performance-based bonus target was increased to $220,000. Ms. Epstein was also granted an Annual Award of $1,500,000 and a Long-Term Retention Award of $500,000, each of which will vest as described above.

The annual base salary and performance-based bonus target for Srinivasagopalan Ramamurthy, the Company’s Chief Product Officer, was increased from $370,000 to $415,000 to reflect his increased area of responsibility for both product and engineering teams. Mr. Ramamurthy’s performance-based bonus target was increased to $285,000. Mr. Ramamurthy was also granted an Annual Award of $5,000,000 and a Long-Term Retention Award of $1,000,000, each of which will vest as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freshworks Inc.

Dated: April 14, 2022

	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Chief Legal Officer & General Counsel